                                POWER OF ATTORNEY

 KNOW BY ALL THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Thomas J. Pallack and Mark Del Priore , with full power to act singly, as the undersigned's true and lawful attorneys-in-fact with full power of substitution to:

 (1)  execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director and/or beneficial owner of SITO Mobile, Ltd. (the "Company"), Update Passphrase Request, Form ID

Application, Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended and the rules thereunder;

 (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Update Passphrase Request, Form ID Application, Forms 3, 4 or

5, complete and execute any amendment or amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

 (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned,

it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

 This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 8th day of June, 2017.

     /s/Thomas Thekkethala

     Name: Thomas Thekkethala